Exhibit 10.1

AMENDMENT TO
FIFTH AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT

THIS AMENDMENT TO FIFTH AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (this “Amendment”) is made this 26th day of April, 2018, by GP Strategies Corporation, a Delaware corporation (“GP” or the “Borrower”), General Physics (UK) Ltd., GP Strategies Holdings Limited, GP Strategies Limited and GP Strategies Training Limited, each a company organized and existing under the laws of England and Wales (each individually, a “UK Borrower” and collectively, the “UK Borrowers”) and Wells Fargo Bank, National Association (the “Lender”).
RECITALS
A.The Borrower and the Lender are parties to a Fifth Amended and Restated Financing and Security Agreement dated as of December 15, 2016, as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified hereafter (the “Financing Agreement”), pursuant to which the Lender extended to (a) the Borrower certain credit facilities consisting of (i) a revolving credit facility in the maximum principal amount of US One Hundred Million Dollars ($100,000,000) (the “US Revolving Credit Facility”) with a letter of credit sub-facility in the maximum aggregate stated amount of US Fifteen Million Dollars ($15,000,000) (the “Letter of Credit Facility”) and (ii) a term loan in the original principal amount of US Forty Million Dollars ($40,000,000) (the “Term Loan”) and (b) the UK Borrowers a revolving credit facility in the maximum principal amount of US Ten Million Dollars ($10,000,000) to be advanced in Euros or Sterling subject to the Dollar cap. All capitalized terms used, but not specifically defined herein, shall have the meanings given to such terms in the Financing Agreement.
B.     The Borrower has requested a revision of the financial covenant definitions contained in Section 6.1.13(a) of the Financing Agreement, and the Lender has agreed to the Borrower’s request, subject to the terms and conditions of this Amendment.
AGREEMENTS
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower, the UK Borrowers and the Lender agree as follows:
1.The Recitals above are a part of this Amendment.
2.    Each of the Borrower and the UK Borrowers represents and warrants to the Lender as follows:
(a)It is an entity duly organized, and validly existing and, with respect to the Borrower only, in good standing under the laws of the jurisdiction in which it was organized, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required, except where the failure to do so in such jurisdiction would not have a material adverse effect on the ability of the Borrower and the UK Borrowers taken as a whole to perform the Obligations, on the conduct of the Borrower’s and the

Exhibit 10.1

UK Borrowers’ operations taken as a whole, on the Borrower’s and the UK Borrowers’ financial condition taken as a whole, or on the value of, or the ability of Lender to realize upon, the Collateral.
(b)    It has the power and authority to execute and deliver this Amendment and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Amendment.
(c)    The Financing Agreement, as amended by this Amendment, and each of the other Financing Documents to which it is a party remains in full force and effect, and each constitutes its valid and legally binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' and secured parties’ rights and remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
3.    The definition of the following term contained in Section 6.1.13(a) of the Financing Agreement is hereby deleted in its entirety and replaced by the following definition:
“Adjusted EBITDA” means, as to GP on a consolidated basis for any period of determination, EBITDA of GP and its consolidated Subsidiaries, minus dividends paid, plus, to the extent deducted in the determination of net income, non-cash compensation, plus unusual and non-recurring expenses related to significant ERP investment and restructuring costs, which for fiscal year 2017 shall not exceed $8,200,000 and for fiscal year 2018 shall not exceed $3,600,000.
4.    Effectiveness. Notwithstanding the date on which this Agreement is actually executed, it is agreed by the parties that the terms of this Amendment shall be retroactively effective as of March 31, 2018.
5.    Notices. All notices to GP under the Financing Agreement shall be sent to the attention of Michael Dugan, Executive Vice President and Chief Financial Officer.
6.    After giving effect to this Amendment, the Borrower and the UK Borrowers hereby ratify and confirm the representations, warranties and covenants contained in the Financing Agreement, except that to the extent any such representation, warranty or covenant by its express terms relates to an earlier date, such representation, warranty or covenant, as applicable, was true and correct in all material respects on and as of such earlier date. The Borrower, the UK Borrowers and the Lender agree that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations. Except as expressly modified herein, all of the terms, conditions and provisions of the Financing Agreement shall continue in full force and effect.
7.    The Borrower shall pay at the time this Amendment is executed and delivered by all of the parties hereto all fees, costs, charges and other expenses incurred by the Lender in connection with this Amendment, including, but not limited to, reasonable and properly documented fees and expenses of the counsel for the Lender.

Exhibit 10.1

8.    This Amendment is one of the Financing Documents. This Amendment may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same agreement. Each party to this Amendment agrees that the respective signatures of the parties may be delivered by fax, “.pdf,” or other electronic means acceptable to the Lender and that the parties may rely on a signature so delivered as an original. Any party who chooses to deliver its signature in such manner agrees to provide promptly to the other parties a copy of this Amendment with its inked signature, but the party's failure to deliver a copy of this Amendment with its inked signature shall not affect the validity, enforceability and binding effect of this Amendment.
[Signatures Follow on Next Page]

Exhibit 10.1

Signature Page 1 of 2 to
Amendment to Fifth Amended and Restated Financing and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

GP STRATEGIES CORPORATION

By: /s/ Michael Dugan_________________
Name: Michael Dugan
Title: Executive Vice President and Chief Financial Officer

GENERAL PHYSICS (UK) LTD.

By: /s/ Scott Greenberg_________________
Name: Scott Greenberg
Title: Director

GP STRATEGIES HOLDINGS LIMITED

By: /s/ Scott Greenberg__________________
Name: Scott Greenberg
Title: Director

GP STRATEGIES LIMITED

By: /s/ Scott Greenberg__________________
Name: Scott Greenberg
Title: Director

GP STRATEGIES TRAINING LIMITED

By: /s/ Scott Greenberg__________________
Name: Scott Greenberg
Title: Director

Exhibit 10.1

Signature Page 2 of 2 to
Amendment to Fifth Amended and Restated Financing and Security Agreement

LENDER

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Lynn Manthy___________________
Name: Lynn Manthy
Title: Senior Vice President